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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Cobra Electronics Corporation
Chicago, Illinois

We consent to the incorporation by reference in this Registration Statement of Cobra Electronics Corporation on Form S-8 of our report dated February 23, 2000, appearing in the Annual Report on Form 1O-K of Cobra Electronics Corporation for the year ended December 31, 1999.



Deloitte & Touche LLP

July 24, 2000